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FOR IMMEDIATE RELEASE


        Contact:
        Glenn Sblendorio
        Chief Financial Officer
        T: 212-824-3100
        F: 212-824-3240
        E-mail : glenn.sblendorio@eyetech.com
        www.eyetech.com


Eyetech Pharmaceuticals, Inc. Announces Appointment of Phillip M. Satow to the Board of Directors and Resignation of Michael G. Mullen from the Board

        NEW YORK, June 15, 2004 -- Eyetech Pharmaceuticals, Inc. (Nasdaq: EYET) announced today that its Board of Directors has appointed Mr. Phillip M. Satow to the Board. From 1985 to 1998, Mr. Satow was Executive Vice President of Forest Laboratories, Inc. (NYSE: FRX), responsible for sales and marketing. In 1998, Mr. Satow was elected to the Board of Directors of Forest Laboratories and was appointed President of Forest Pharmaceuticals. Mr. Satow currently serves on the Board of Directors of Forest Laboratories and Crucell, Inc., a publicly-traded biotech company. Mr. Satow previously spent 14 years at Pfizer, Inc., in positions of increasing responsibility including Director of Marketing, Pfizer Laboratories, and Vice President, Pfizer Europe. Mr. Satow is also a Founder of The Jed Foundation, a public charity focused upon college mental health and suicide prevention. He was graduated from Columbia College and, after four years as a naval officer, received a Master of Arts degree in Economics from Georgetown University.

        David R. Guyer, Chief Executive Officer of Eyetech said, "We are delighted that Mr. Satow will be joining our Board of Directors. His many years of experience in the pharmaceutical industry, especially his experience related to sales and marketing, will help Eyetech in our expected launch of our lead product candidate, Macugen (TM)."

        Eyetech also announced that Michael G. Mullen had recently resigned from the Board. Guyer said that "Mr. Mullen has served as a director since October 2002, and provided important counsel during a period of rapid transition and invaluable guidance in connection with our initial public offering in January of this year. Mr. Mullen is President of Bellevue Research, Inc., which through a related entity is the asset manager for the portfolios of BB Biotech AG, which remains a significant Eyetech stockholder. For myself and on behalf of Eyetech and its Board, we wish him the best and continued success."

ABOUT EYETECH

        Eyetech Pharmaceuticals, Inc. is a biopharmaceutical company that specializes in the development and commercialization of novel therapeutics to treat diseases of the eye. Eyetech's initial focus is on diseases affecting the back of the eye. The company's most advanced product

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candidate is Macugen(TM) (pegaptanib sodium injection), which Eyetech is developing with Pfizer Inc. for the prevention and treatment of diseases of the eye and related conditions. Eyetech's lead clinical trials include two Phase 2/3 pivotal clinical trials for the use of Macugen in the treatment of the wet form of age-related macular degeneration, a Phase 2 clinical trial for the use of Macugen for the treatment of diabetic macular edema and a Phase 2 clinical trial for the use of Macugen in the treatment of retinal vein occlusion.

SAFE HARBOR STATEMENT

        This press release contains forward-looking statements that involve substantial risks and uncertainties. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make, including risks related to: our heavy dependence on the success of Macugen, which is still under development; our dependence on our strategic collaboration with Pfizer; obtaining regulatory approval to market Macugen and any other products that we may develop in the future; our dependence on third parties to manufacture Macugen; obtaining, maintaining and protecting the intellectual property incorporated into our product candidates; and our ability to obtain additional funding to support our business activities. These and other risks are described in greater detail in our Securities and Exchange Commission filings. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.